                                                                   EXHIBIT 10.23





                         AGREEMENT OF PURCHASE AND SALE



                               THE SELLER PARTIES
                                Identified herein



                                    "SELLER"



                    ASHFORD HOSPITALITY LIMITED PARTNERSHIP,
                         a Delaware limited partnership



                                     "BUYER"

                         AGREEMENT OF PURCHASE AND SALE

                                      INDEX

ARTICLE I. ASSETS PURCHASED AND SOLD.............................................................................11

     SECTION 1.01          PURCHASE AND SALE.....................................................................11

     SECTION 1.02          PERSONAL PROPERTY.....................................................................11

     SECTION 1.03          OPERATING AGREEMENTS..................................................................11

     SECTION 1.04          INTANGIBLE PROPERTY...................................................................12

     SECTION 1.05          MANAGEMENT AGREEMENTS.................................................................12

     SECTION 1.06          LAND AND HOTELS.......................................................................13

     SECTION 1.07          OPERATING LEASES......................................................................13

ARTICLE II. PURCHASE PRICE.......................................................................................13

     SECTION 2.01          PRICE.................................................................................13

     SECTION 2.02          DEPOSIT...............................................................................13

     SECTION 2.03          BALANCE OF PURCHASE PRICE.............................................................14

     SECTION 2.04          ESCROW AGENT..........................................................................14

     SECTION 2.05          RESERVE ACCOUNTS......................................................................15

     SECTION 2.06          PROPERTY IMPROVEMENT PLAN EXPENDITURES................................................15

ARTICLE III. OPERATION OF THE PROPERTY...........................................................................15

     SECTION 3.01          OPERATION IN THE ORDINARY COURSE OF BUSINESS..........................................15

ARTICLE IV. PRORATIONS AND ADJUSTMENTS...........................................................................15

     SECTION 4.01          CLOSING STATEMENT/OPERATIONS SETTLEMENT...............................................15

     SECTION 4.02          TAXES AND RENTS.......................................................................16

     SECTION 4.03          UTILITIES.............................................................................16

     SECTION 4.04          ASSIGNED OPERATING AGREEMENTS.........................................................17

     SECTION 4.05          ROOM REVENUES; RESERVATIONS; TRAY LEDGER; ACCOUNTS RECEIVABLE AND HOUSE FUNDS.........17

     SECTION 4.06          ACCOUNTS PAYABLE AND EXPENSES.........................................................18

     SECTION 4.07          2005 CAPITAL EXPENDITURE AND PROPERTY IMPROVEMENT PLAN EXPENSES.......................19

ARTICLE V. EMPLOYEES.............................................................................................19

     SECTION 5.01          SALARIES, ETC.........................................................................19

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................19

     SECTION 6.01          EXISTENCE AND GOOD STANDING...........................................................19

     SECTION 6.02          AUTHORITY.............................................................................19

     SECTION 6.03          NO CONFLICT...........................................................................19

     SECTION 6.04          SELLER IS NOT A "FOREIGN PERSON"......................................................19

     SECTION 6.05          NO COMMITMENTS........................................................................19

     SECTION 6.06          INSURANCE.............................................................................20

     SECTION 6.07          NO SPECIAL TAXES......................................................................20

     SECTION 6.08          LITIGATION............................................................................20

     SECTION 6.09          CONDEMNATION..........................................................................20

     SECTION 6.10          TITLE TO PERSONAL PROPERTY............................................................20

     SECTION 6.11          COMPLIANCE WITH APPLICABLE LAW........................................................20

     SECTION 6.12          TAXES.................................................................................20

     SECTION 6.13          FINANCIAL STATEMENTS..................................................................20

     SECTION 6.14          OPERATING AGREEMENTS..................................................................20

     SECTION 6.15          MANAGEMENT AGREEMENTS.................................................................20

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................21

     SECTION 7.01          EXISTENCE AND GOOD STANDING...........................................................21

     SECTION 7.02          AUTHORITY.............................................................................21

     SECTION 7.03          NO CONFLICT...........................................................................21

     SECTION 7.04          AS IS.................................................................................21


ARTICLE VIII. REMEDIES...........................................................................................23

     SECTION 8.01          SELLER'S REMEDIES.....................................................................23

     SECTION 8.02          BUYER'S REMEDIES......................................................................23

     SECTION 8.03          POST-CLOSING MATTERS..................................................................23

ARTICLE IX. CONDITIONS...........................................................................................24

     SECTION 9.01          SELLERS' OBLIGATION...................................................................24

     SECTION 9.02          BUYER'S OBLIGATION....................................................................24

ARTICLE X. CONVEYANCE OF ASSETS..................................................................................24

     SECTION 10.01         INSTRUMENTS OF CONVEYANCE.............................................................24

     SECTION 10.02         PERSONAL PROPERTY.....................................................................25

ARTICLE XI. TITLE TO REAL PROPERTY...............................................................................25

     SECTION 11.01         TITLE INSURANCE COMMITMENTS...........................................................25

     SECTION 11.02         TITLE DEFECTS.........................................................................26

     SECTION 11.03         SURVEY................................................................................26

     SECTION 11.04         ACCESS TO PROPERTY; DUE DILIGENCE MATERIALS...........................................26

ARTICLE XII. THE CLOSING.........................................................................................26

     SECTION 12.01         TIME AND  PLACE.......................................................................26

     SECTION 12.02         PAYMENT OF PURCHASE PRICE.............................................................26

     SECTION 12.03         CLOSING COSTS.........................................................................27

     SECTION 12.04         REVENUE AND EXPENSE PRORATIONS........................................................28

     SECTION 12.05         CLOSING DOCUMENTS.....................................................................28

ARTICLE XIII. INSURANCE, CONDEMNATION AND CASUALTY...............................................................28

     SECTION 13.01         INSURANCE.............................................................................28

     SECTION 13.02         CONDEMNATION AND CASUALTY.............................................................29

ARTICLE XIV. MISCELLANEOUS COVENANTS AND PROVISIONS..............................................................29

     SECTION 14.01         ASSIGNMENT; SUCCESSORS AND ASSIGNS....................................................29

     SECTION 14.02         COUNTERPARTS..........................................................................30

     SECTION 14.03         WAIVER................................................................................30

     SECTION 14.04         AMENDMENTS............................................................................30

     SECTION 14.05         FURTHER AGREEMENTS....................................................................30

     SECTION 14.06         ATTORNEYS' FEES.......................................................................30

     SECTION 14.07         ENTIRE AGREEMENT......................................................................30

     SECTION 14.08         BROKERS AND FINDERS...................................................................30

     SECTION 14.09         NOTICES...............................................................................30

     SECTION 14.10         SECTION HEADINGS; INTERPRETATION......................................................31

     SECTION 14.11         GOVERNING LAW.........................................................................32

     SECTION 14.12         DISCLOSURE OF CONFIDENTIAL INFORMATION/ PUBLIC ANNOUNCEMENTS/ COMMUNICATION
                           WITH GOVERNMENTAL AUTHORITIES/ COMMUNICATION WITH EMPLOYEES...........................32

     SECTION 14.13         TIME OF ESSENCE.......................................................................34




EXHIBIT "A" - Legal Description of Land
EXHIBIT "B" - Assignment and Assumption of Intangible Property
EXHIBIT "C" - Assignment and Assumption of Management Agreements
EXHIBIT "D" - Assignment and Assumption of Operating Agreements
EXHIBIT "E" - Intentionally Left Blank
EXHIBIT "F" - Bill of Sale (Personal Property)
EXHIBIT "G" - Schedule of Assumed Management Agreements
EXHIBIT "H" - Schedule of Operating Agreements
EXHIBIT "I" - Schedule of Operating Leases
EXHIBIT "J" - Schedule of Operating Tenants
EXHIBIT "K" - Purchase Price Allocation Schedule
EXHIBIT "L" - Schedule of Sellers
EXHIBIT "M" - Litigation Schedule
EXHIBIT "N" - Form of New Management Agreements
EXHIBIT "O" - Beverage Facilities Agreement
EXHIBIT "P" - Schedule of Title Objections
EXHIBIT "Q" - Schedule of Properties With Non-Assumed Management Agreements

                         AGREEMENT OF PURCHASE AND SALE

         AGREEMENT OF PURCHASE AND SALE made and entered into as of April 26, 2005, by and between Sellers and Buyer.

                                   DEFINITIONS

         For the purposes of this Agreement, the parties agree that the following terms shall have the following meanings:

         1. Accounts Receivable: All accounts receivable relating to the Hotels, other than the Tray Ledgers, accruing prior to the Transfer Time (including, without limitation, receivables and revenues for food, beverage and telephone use).

         2. Agreement: This Agreement of Purchase and Sale by and between Buyer and Sellers providing for the sale and purchase of the Property.

         3. Assignment and Assumption of Ground Lease: An assignment and assumption of the Ground Lease, pursuant to which with respect the Ground Lease (i) the relevant Seller shall assign and transfer to Buyer all of such Seller's right, title and interest in and to, and Buyer shall assume all of such Seller's obligations and liabilities under, the Ground Lease first accruing from and after Closing, and (ii) such assignment shall be free and clear of all encumbrances save and except for the Permitted Exceptions relating to the Property which is the subject of the Ground Lease. The Assignment and Assumption of Ground Lease shall be a special warranty assignment in the form as is customary for commercial transaction in the jurisdiction in which the relevant Hotel is located.

         4. Assignment and Assumption of Intangible Property: An assignment and assumption of the Intangible Property in the form attached hereto as EXHIBIT "B" and by this reference incorporated herein, pursuant to which each Seller and/or Operating Tenant shall assign and transfer to Buyer all of such Seller's and/or Operating Tenant's right, title and interest in and to, and Buyer or its operating lessee shall assume all of such Seller's and/or Operating Tenant's obligations and liabilities under, the Intangible Property first accruing from and after Closing, to the extent that such assignments are legally and contractually permitted.

         5. Assignment and Assumption of Management Agreements: An assignment and assumption of the Assumed Management Agreements and the Owner Agreements relating thereto in the form attached hereto as EXHIBIT "C" and by this reference incorporated herein, pursuant to which each Seller and Operating Tenant shall assign and transfer to Buyer or its operating lessee all of such Seller's and Operating Tenant's right, title and interest in and to, and Buyer or its operating lessee shall assume all of such Operating Tenant's obligations and liabilities under, the Assumed Management Agreements and Owner Agreements relating thereto first accruing from and after Closing.

         6. Assignment and Assumption of Operating Agreements: An assignment and assumption of the Operating Agreements in the form attached hereto as EXHIBIT "D" and by this reference incorporated herein, pursuant to which each Seller and/or Operating Tenant shall assign and transfer to Buyer or its operating lessee all of such Seller's and/or Operating Tenant's right, title and interest in and to, and Buyer or its operating lessee shall assume all of such Seller's and/or Operating Tenant's obligations and liabilities under, the Operating Agreements first accruing from and after Closing.

         7. Assumed Management Agreements: Those certain Management Agreements between an Operating Tenant and a Manager which are more particularly described on EXHIBIT "G" attached hereto and by this reference incorporated herein, pursuant to which the Manager manages and operates the applicable Hotel subject to the applicable Assumed Management Agreement. Each of the Assumed Management Agreements is at times herein referred to as an Assumed Management Agreement.

         8. Bill of Sale (Personal Property): A bill of sale in the form attached hereto as EXHIBIT "F" and by this reference incorporated herein, pursuant to which each Seller and/or Operating Tenant shall transfer and convey to Buyer and/or its operating lessee the Personal Property owned by such Seller and/or Operating Tenant in an "AS IS, WHERE IS" condition and without recourse or express or implied warranty other than such Seller's and/or Operating Tenant's limited warranty of title and freedom from encumbrance (other than (i) any liens or mortgages assumed or entered into by Buyer; or (ii) any personal property sales tax or other tax) first accruing from and after the Transfer Time.

         9.       Broker: Banc of America Securities LLC.

         10. Buyer: Ashford Hospitality Limited Partnership, a Delaware limited partnership or its Permitted Assignee(s).

         11. Closing: The consummation of the transactions contemplated by this Agreement which shall occur on the Closing Date.

         12. Closing Date: June 17, 2005 or such earlier date agreed to by Sellers and Buyer.

         13.      Closing Statement: As defined in Section 4.01.

         14. Data Room Web Site: A secure web site established by Sellers in which various due diligence materials relating to the Property have been or will be made available to Buyer.

         15. Deeds: The deeds pursuant to which each Seller shall convey to Buyer all of such Seller's right, title and interest in and to the Land and Hotel which such Seller owns free and clear of all encumbrances save and except for the Permitted Exceptions relating to such Land and Hotels. Such Deeds shall be by special warranty deeds in the form as is customary for commercial transactions in the jurisdiction in which each Hotel is located.

         16. Deposit: The sum of Fifteen Million and No/100 Dollars ($15,000,000.00) and any interest accrued thereon.

         17. Effective Date: The date on which this Agreement is executed and accepted by the last of Buyer and all Sellers, such date to be entered into the first paragraph of this Agreement.

         18. Employees: Those individuals employed by Managers at the Hotels.

         19. Escrow Agent: The Talon Group, Orlando Commercial Services Division, a division of First American Title Insurance Company, whose address is 111 North Orange Avenue, Suite 1285, Orlando, Florida 32801, Attention: Michael Moore.

         20. Ground Lease: That certain lease agreement by and between Commonwealth Trust Company, Trustee for Chopin Trust, as landlord, and RFP Group, Inc., dated November 30, 1987, as amended and assigned, pursuant to which the Seller of the Wilmington, Delaware Residence Inn holds a leasehold interest in and to the Hotel and that portion of the Land located in Wilmington, Delaware.

         21. Hotels: The hotel buildings and all accessory buildings and structures, if any, and all fixtures placed on or attached thereto, owned by Sellers and located on the parcels comprising the Land. Each of the Hotels is at times herein referred to individually as a Hotel.

         22. House Funds: Cash on hand at or for the Hotels, including, without limitation, petty cash funds and cashiers' banks but exclusive of Reserve Funds.

         23. Intangible Property: All of Sellers' and Operating Tenants' respective right, title and interest in and to all intangible property in the possession of Sellers and Operating Tenants and used in connection with the Land, Hotels or Personal Property, including without limitation, all licenses and permits (but specifically excluding any and all licenses and permits to sell alcohol), approvals, authorizations and other entitlements, all guaranties and warranties related to the Hotels and the Personal Property or the construction, fabrication or maintenance thereof, all plans and specifications relating to the Improvements and any landscaping, all tradenames, logos, telephone numbers, websites and domains (including access to FTP file content) and signage rights used by Sellers and Operating Tenants in connection with the operation of the Hotels, and all books, records, reports, test results, environmental assessments, surveys and other documents and materials related to Sellers' and Operating Tenants' operation of the Hotels and Sellers' and Operating Tenants' maintenance and repair of the Property.

         24. Inventory: All inventory located at the Hotels, including without limitation, all mattresses, pillows, bed linens, towels and Operating Supplies.

         25. Knowledge: The actual knowledge of (A) Marcel Verbaas and (B) the current general managers of each of the Hotels (provided that the actual knowledge of such current general manager shall be limited to such general manager's actual knowledge of matters relating to the Hotel for which such individual serves as the general manager), without any duty of inquiry or investigation, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of the Sellers or any of their Affiliates. For the purposes of this definition, the term "actual knowledge" means, with respect to any person, the conscious awareness of such person at the time in question, and expressly excludes any constructive or implied knowledge of such person.

         26. Land: Those certain parcels of land more particularly described in EXHIBIT "A" annexed hereto and incorporated herein by reference, and all rights and appurtenances thereto.

         27. Management Agreements: The Assumed Management Agreements and the Non-Assumed Management Agreements.

         28. Managers: Each "Manager" of a Hotel under and pursuant to the Management Agreements.

         29.      Material Operating Agreements: Those Operating Agreements that
                  (A)(i) require more than thirty (30) days notice to terminate, or (ii) are terminable upon notice of thirty (30) days or less and require payment of a termination fee, and (B) either (i) require aggregate annual payments (including any termination fee) in excess of Twenty Thousand and No/100 Dollars ($20,000.00) per Operating Agreement for any year during the term of such Operating Agreement after the Closing, or (ii) have an unexpired term following the Closing (including any mandatory renewal terms that are exercisable by the counterparty thereto) of more than one (1) year.

         30. Non-Assumed Management Agreements: Those certain Management Agreements between an Operating Tenant and a Manager which relate to the management and operation of the Hotels more particularly described on EXHIBIT "Q" attached hereto and by this reference incorporated herein pursuant to which the applicable Manager manages and operates the applicable Hotel.

         31. Operating Agreements: All contracts, agreements, leases (including, but not limited to, commercial leases and equipment leases), maintenance agreements and service contracts, to which Sellers are a party, which are in effect on the Closing Date and which relate to the ownership and/or operation of the Hotels, including, without limitation, any such agreements as are listed in EXHIBIT "H" annexed to this Agreement and incorporated herein by this reference, but specifically excluding the Ground Leases, Operating Leases and the Management Agreements.

         32. Operating Leases: Those certain lease agreements by and between each Seller, as "Landlord", and each Operating Tenant, as amended, and more particularly described on EXHIBIT "I" attached hereto and by this reference incorporated herein, pursuant to which each Operating Tenant leases its respective Hotel.

         33. Operations Settlement: A final accounting prepared by Sellers' and Buyer's accountants in the period between eight o'clock p.m. (local time) on the day prior to the Closing Date and eight o'clock a.m. (local time) on the Closing Date, the results of which shall be incorporated into the closing statement.

         34. Operating Supplies: Any and all operating supplies, whether consumables or non-consumables, used or consumed in the ordinary course of business at the Hotels and owned by Sellers or Operating Tenants, including without limitation, paper products, soap, cleaning supplies, food, and alcoholic and non-alcoholic beverages.

         35. Operating Tenants: Those entities identified as the Operating Tenant of each Hotel on EXHIBIT "J" attached hereto which are affiliates of Sellers. Each such entity is at times herein referred to as an "Operating Tenant."

         36. Other Revenues: All revenues earned by Sellers from the operation of the Hotels other than Room Revenues, including, without limitation, revenues from the sale of food, the sale of alcoholic and nonalcoholic beverages, rental of meeting and banquet rooms, telephone sales, pay television sales, valet and parking services, and other similar revenues, together with any sales tax or other taxes thereon.

         37. Owner Agreements: Those certain Owner Agreements between a Seller, Operating Tenant and a Manager which relate to Hotels with Assumed Management Agreements. Each of the Owner Agreements is at times herein referred to as an Owner Agreement.

         38. Permitted Assignee: An entity wholly owned by Buyer which shall be formed by Buyer following the Effective Date and prior to the Closing Date for purposes of acquiring all or any portion of or interest in the Property.

         39. Permitted Exceptions: Any and all (i) restrictions, easements, reservations, covenants and other matters of record (including, without limitation, all instruments, matters and items set forth as exceptions to title in the Title Commitments) and zoning and land use ordinances and laws of any governmental authority (except for monetary liens, mortgages and encumbrances which shall be paid by Sellers prior to Closing and other matters to be cured by Seller pursuant to this Agreement); (ii) general taxes and assessments for the year of the Closing and thereafter, and special taxes and assessments first becoming due and payable after the Closing Date; (iii) encroachments, overlaps, boundary line disputes, unrecorded easements or other matters disclosed or indicated by or shown on the Surveys or their updates or which would be disclosed or indicated by or shown on a current, accurate survey or a personal inspection of the Property; (iv) leases and tenancies in writing for any areas of the Land or Hotels which are to be assumed by Buyer; (v) disputed liens or encumbrances for which Sellers shall have provided bond or security satisfactory to the Title Company; and (vi) liens, mortgages and encumbrances created by Buyer.

         40. Personal Property: All furniture, furnishings, fixtures, equipment, vehicles, machinery, appliances, dishes, utensils, cookware, materials and Inventory, located at the Hotels, owned by any Seller or any Operating Tenant, and used solely in connection with the operation of the Hotels, but (subject to the provisions of Section 1.02) specifically excluding any Personal Property that is leased by any Seller from a third-party.

         41. PIPs: The property improvement or other similar plans for the Hotels contemplated by the Management Agreements.

         42. Property: A collective term which shall mean all of the Land, Hotels, Intangible Property and Personal Property.

         43. Purchase Price: The amount specified in Section 2.01 as the purchase price for the Property.

         44. Purchase Price Allocation Schedule: The schedule attached hereto as EXHIBIT "K" pursuant to which the Purchase Price is allocated among each Property for the purposes of calculating title insurance premiums and other closing costs.

         45. Reserve Funds: All funds held in reserve accounts for furniture, fixtures and equipment, for capital expenditures, or for other matters relating to the operation of the Hotels, whether such accounts are held in the name of the Sellers, Operating Tenants or Managers on behalf of Sellers or Operating Tenants.

         46. Room Revenues: All revenues from the rental of guest rooms of the Hotels (but excluding any items included in the definition of Other Revenues), together with any and all sales or other taxes thereon.

         47. Sellers: Shall mean those entities more particularly described on EXHIBIT "L" attached hereto and by this reference incorporated herein. Each such entity is at times herein referred to as a "Seller."

         48. Surveys: The surveys of each parcel comprising the Land and the Hotel located on such parcel obtained by Buyer prior to execution of this Agreement. Each of the Surveys is at times herein referred to as a "Survey".

         49. Title Company: First American Title Insurance Company through the Talon Group, Orlando Commercial Services Division, a division of First American Title Insurance Company, whose address is 111 North Orange Avenue, Suite 1285, Orlando, Florida 32801, Attention: Michael Moore.

         50. Title Insurance Commitments: The commitments of title insurance issued by Title Company and provided by Sellers to Buyer with respect to each parcel comprising the Land prior to the execution of this Agreement. Each of the Title Commitments is at times herein referred to as a "Title Commitment".

         51. Title Policies: The owner's policies of title insurance to be issued to Buyer pursuant to the terms of the Title Insurance Commitments and this Agreement. Each of the Title Policies is at times herein referred to as a "Title Policy".

         52.      Transfer Time: 12:01 a.m. (local time) on the Closing Date.

         53. Tray Ledgers: Any accounts receivable of registered guests who have not checked out and who are occupying rooms on the evening prior to, and the morning of, the Closing Date.

                                    AGREEMENT

                                   ARTICLE I.
                            ASSETS PURCHASED AND SOLD

         Section 1.01. Purchase and Sale. Subject to the terms and conditions of this Agreement and in consideration of the performance of the covenants contained herein, Buyer agrees to purchase from Sellers and Sellers agree to sell to Buyer, all of Sellers' right, title and interest in and to the Property.

         Section 1.02. Personal Property. Subject to the terms and conditions of this Agreement, at Closing Sellers agree to assign, transfer and convey to Buyer all of Sellers' right, title and interest in and to the Personal Property pursuant to the Bill of Sale (Personal Property). In the event that any Personal Property is owned by any Operating Tenant, Sellers agree to cause such Operating Tenant to assign, transfer and convey to Buyer any such Personal Property at Closing, pursuant to a bill of sale in the same form as the Bill of Sale (Personal Property).

         Section 1.03. Operating Agreements. At Closing, each Seller shall assign and transfer to Buyer or its operating lessee all of such Seller's right, title and interest in and to, and Buyer or its operating lessee shall assume all of such Seller's obligations and liabilities first arising from and after Closing under, the Operating Agreements pursuant to the Assignment and Assumption of Operating Agreements. Sellers have, to Sellers' knowledge, provided Buyers with complete copies of all Material Operating Agreements which were in effect as of the Effective Date. Seller shall promptly provide Buyer with complete copies of any Operating Agreements entered into subsequent to the Effective Date and prior to the Closing Date. Notwithstanding the foregoing, Sellers reserve the right to provide Buyer with access to all such Operating Agreements via the Data Room Web Site in lieu of delivering hard copies of such Operating Agreements to Buyer, provided, however, that Sellers shall give prior notice to Buyer of any new Operating Agreements entered into subsequent to the Effective Date that are provided in the Data Room Web Site. Buyer shall execute any financial statements, applications, assumption agreements and/or other documents which may be required to effect the assignment and assumption of such Operating Agreements. Buyer shall pay all out of pocket fees and expenses of third parties under the Operating Agreements in regard to such assignments or transfers, including any transfer charges reasonably necessary to obtain the consent of any such third party. Buyer understands and agrees that it is solely Buyer's responsibility to obtain any and all Operating Agreements necessary to conduct business at the Hotels from and after the Closing Date. Buyer's failure to obtain any Operating Agreements which are necessary or convenient to the operation of the Hotels shall not affect or delay the performance of Buyer's obligations under this Agreement. In the event that any Operating Tenant is a party to and holder of rights under any Operating Agreement, Sellers agree to cause such Operating Tenant to assign and transfer such rights to Buyer or its operating lessee at Closing, pursuant to an assignment and assumption agreement in the same form as the Assignment and Assumption of Operating Agreements. Buyer shall indemnify, defend and hold Sellers and Operating Tenants harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys' fees) arising out of any Operating Agreement from and after the Transfer Time. Sellers and Operating Tenants shall indemnify, defend and hold Buyer harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys' fees and costs) arising out of any Operating Agreement for the period prior to the Transfer Time.

         Section 1.04. Intangible Property. At Closing, each Seller shall assign and transfer to Buyer or its operating lessee all of such Seller's right, title and interest in and to, and Buyer or its operating lessee shall assume all of Seller's obligations and liabilities first arising from and after Closing under, the Intangible Property, pursuant to the Assignment and Assumption of Intangible Property. Sellers have, to Sellers' knowledge, provided Buyers with copies of all documents comprising the Intangible Property which were in Sellers' possession or control and in effect as of the Effective Date. Seller shall promptly provide Buyer with copies of any documents comprising Intangible Property issued to Sellers or entered into by Sellers subsequent to the Effective Date and prior to the Closing Date. Notwithstanding the foregoing, Sellers reserve the right to provide Buyer with access to all such documents comprising Intangible Property via the Data Room Web Site in lieu of delivering hard copies of such documents comprising Intangible Property to Buyer; provided, Sellers shall give prior notice to Buyer of any new Intangible Property received subsequent to the Effective Date that are provided in the Data Room Web Site. Buyer understands and agrees that it is solely Buyer's responsibility to obtain any and all Intangible Property necessary to conduct business at the Hotels from and after the Closing Date. Buyer's failure to obtain any Intangible Property which are necessary or convenient to the operation of the Hotels shall not affect or delay the performance of Buyer's obligations under this Agreement. In the event that any Operating Tenant is the holder of rights under any Intangible Property, Sellers agree to cause such Operating Tenant to assign and transfer such rights to Buyer or its operating lessee at Closing, pursuant to an assignment and assumption agreement in the same form as the Assignment and Assumption of Intangible Property.

         Section 1.05. Management Agreements. (a)Prior to the execution of this Agreement, Sellers have furnished Buyer with copies of all Assumed Management Agreements in Sellers' possession or control or made such Assumed Management Agreements available to Buyer via the Data Room Web Site in lieu of delivering hard copies of the Assumed Management Agreements to Buyer.

                  (b) At Closing, Sellers shall cause the Operating Tenants under the Assumed Management Agreements to assign and transfer to Buyer or its operating lessee all of such Operating Tenants' right, title and interest in and to, and Buyer or its operating lessee shall assume all of Operating Tenants' obligations and liabilities under first arising from and after Closing, under the Assumed Management Agreements, pursuant to the Assignment and Assumption of Management Agreements.

                  (c) Seller, at its sole cost and expense, shall cause the Non-Assumed Management Agreements to be terminated as of the Closing Date. Buyer shall enter into new management agreements with Managers with respect to those Hotels which are managed pursuant to Non-Assumed Management Agreements. Such management agreements will be in the form attached hereto as EXHIBIT "N".

                  (d) Seller shall use reasonable efforts to secure from Managers written confirmation that as a result of the contemplated sale of the Property, no additional change in ownership PIPs will be required other than the scope of work outlined in the current PIPs and capital expenditure plans previously provided to Buyer by Sellers. Subject to Section 2.06 of this Agreement, the parties hereto agree that in no event, however, shall the Purchase Price be subject to adjustment based on the level or extent of PIPs or capital expenditures.

         Section 1.06. Land and Hotels. At Closing, Sellers shall convey title to the Land and Hotels owned by Sellers to Buyer pursuant to the Deeds and shall convey its leasehold interest in the Land and Hotel which the applicable Seller occupies pursuant to the Ground Lease by the Assignment and Assumption of Ground Lease.

         Section 1.07. Operating Leases. At or prior to Closing, Sellers, at Sellers' sole cost and expense, shall terminate the Operating Leases.

                                  ARTICLE II.
                                 PURCHASE PRICE

         Section 2.01. Price. The Purchase Price for the Property shall be Four Hundred Sixty-Five Million and No/100 Dollars ($465,000,000.00), all cash, subject to closing adjustments as provided in this Agreement.

         Section 2.02. Deposit. Provided that the Deposit has not already been lodged with Escrow Agent prior to execution of this Agreement, upon execution of this Agreement by Buyer, the Deposit, in the form of a cashier's or certified check or wire transfer, shall be immediately deposited with the Escrow Agent by Buyer. Such amount to be deposited by the Escrow Agent into an interest-bearing, fully-insured account. In the event that the Deposit has not been lodged with Escrow Agent within one (1) business day following the Effective Date, this agreement shall immediately terminate. The Deposit shall be applied to payment of the Purchase Price at Closing or shall otherwise be paid as herein provided. Buyer acknowledges and agrees the Deposit is "At Risk" and is not refundable to Buyer except in the event of a default by Sellers under this Agreement or as otherwise expressly provided in this Agreement. All interest earned in said account of the Escrow Agent shall be reported by the Escrow Agent to the Internal Revenue Service as income to Buyer (and Buyer agrees to execute a W-9 form and any other federal tax documents necessary in connection therewith).

         Section 2.03. Balance of Purchase Price. (a) The balance of the Purchase Price for the Property (subject to the adjustments and/or prorations provided in this Agreement) shall be paid by Buyer by wire transfer of good funds to Escrow Agent at Closing as set forth in Section 12.02.

         Section 2.04. Escrow Agent.


                  (a) The Escrow Agent in its capacity as holder of the Deposit in escrow joins in the execution of this Agreement for the limited purpose of acknowledging and agreeing to the provisions of this Section 2.04.

                  (b) The duties of the Escrow Agent shall be as follows:

                        (1) The Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

                        (2) If this Agreement shall be terminated by the mutual written agreement of Sellers and Buyer, or if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or if a dispute shall develop between Sellers and Buyer concerning to whom the Deposit should be paid and delivered, then and in any such event, the Escrow Agent shall pay and deliver such in accordance with the joint written instructions of Sellers and Buyer. In the event that such written instructions shall not be received by the Escrow Agent within ten (10) days after the Escrow Agent has served a written request for instructions upon Sellers and Buyer, then the Escrow Agent shall have the right to pay and deliver the Deposit into an appropriate court of proper jurisdiction in the state of Florida, and interplead Sellers and Buyer in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.

                  (c) If costs or expenses are incurred by the Escrow Agent in its capacity as holder of the Deposit in escrow because of litigation or a dispute between Sellers and Buyer arising out of the holding of the Deposit in escrow, Sellers and Buyer shall each pay the Escrow Agent one-half of such reasonable costs and expenses not to exceed a total of $10,000.00. Except for such costs or expenses, no fee or charge shall be due and payable to the Escrow Agent for its services as escrow holder only.

                  (d) By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon Sellers and Buyer hereunder.

                  (e) Buyer and Sellers hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for its negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own legal counsel and shall be fully protected in any action taken by it in good faith in accordance with the good faith opinion of its legal counsel.

         Section 2.05. Reserve Accounts. (a) Except as set forth in Section 4.07 hereof, Reserve Funds shall be retained by Sellers at Closing. In the event that any Reserve Funds are held by a Manager, Buyer shall at Closing pay to such Manager an amount equal to the amount of such Reserve Funds held by such Manager and the parties hereto shall cause such Manager to return such Reserve Funds to Seller at Closing.

         Section 2.06. Property Improvement Plan Expenditures. (a) Sellers have heretofore in the calendar year 2005, and will continue to incur expenditures with respect to the portion of the Property comprising the Residence Inn Ft. Worth River Plaza Hotel, Residence Inn Salt Lake City Cottonwood Hotel, Residence Inn Tyler Hotel and/or Residence Inn Palm Desert Hotel, pursuant to PIPs and/or existing capital expenditure plans prior to Closing. Subject to the final sentence of this Section 2.06, Buyer shall reimburse Sellers for such expenditures at Closing. Prior to the Effective Date, the Sellers have delivered the current budget for the expenditures contemplated by this Section 2.06, all renovation or capital improvement contracts entered into by Sellers with respect to such expenditures, and written evidence verifying all expenditures made by Sellers prior to the Effective Date which are subject to reimbursement. Sellers agree to not change the scope of the work contemplated by such budgets and to obtain Buyer's written consent before undertaking any expenditures in excess of those contemplated by the budgets for any of the aforementioned Hotels or that portion of the Land associated therewith.

                                  ARTICLE III.
                            OPERATION OF THE PROPERTY

         Section 3.01. Operation in the Ordinary Course of Business. Sellers shall not (and Seller shall cause Operating Tenants and Manager to not), without the prior written consent of Buyer, except in the ordinary course of business,
(i) enter into any leases or tenancies with respect to the Property, (ii) enter into any service or maintenance agreements which are not terminable upon thirty
(30) days notice, (iii) engage or retain new or additional employees, entities or independent contractors whose compensation may be assumable by Buyer (or reimbursable by Buyer to Manager), (iv) modify or release any warranties or guaranties with respect to the Property, or (v) grant any encumbrances on the Property or contract for any construction or service for the Property which may impose any mechanics or materialmen's lien on the Property beyond Closing. Sellers shall and shall cause Operating Tenants to, subject to the terms of the Management Agreements, use reasonable efforts to cause the Managers to maintain inventory levels consistent with Managers' prior practices and continue to operate the Property in the ordinary course of business.

                                  ARTICLE IV.
                           PRORATIONS AND ADJUSTMENTS

             Section 4.01. Closing Statement/Operations Settlement.

                  (a) Closing Statement. Taxes, rents, revenues and expenses pertaining to assigned Operating Agreements, prepaid utility charges, and material deviations, if any, in the amount of the Personal Property at the Hotels occurring in the period between the first and second inventories provided for in Section 10.02 shall be allocated and prorated between Buyer and Sellers pursuant to a written Closing Statement to be prepared by Sellers and executed by

Buyer and Sellers at the Closing. Any additional amounts owed by Buyer or credits due to Buyer shall be reflected in such statement and the Purchase Price shall be adjusted accordingly.

                  (b) Operations Settlement. Room Revenues for the night prior to the Closing Date (e.g., if the Closing Date is June 15, 2005, Room Revenues for the period of time commencing on the evening of June 14, 2005 and ending on the morning of June 15, 2005), prepaid deposits for confirmed reservations, hotel facilities and services for periods after the Transfer Time; and the purchase price for the Tray Ledgers, House Funds and Accounts Receivable shall be determined by the Operations Settlement. As the Closing Date's financial results are necessary for completion of the Operations Settlement, Buyer agrees to the Hotel's employees' completion of posting of financial activity, all schedules, credit card billings, and all other activities normally associated with the daily activity of the Hotels. Any amounts determined to be due and owing to Sellers by Buyer or to Buyer by Sellers pursuant to the Operations Settlement shall be incorporated into the Closing Statements but to the extent that any of the foregoing information is unavailable or is found to be inaccurate, the same shall be handled as a post-closing adjustment, the obligations of which shall survive the Closing.

         Section 4.02. Taxes and Rents. At Closing, all general real estate and personal property taxes for the year of the Closing and special taxes and assessments shall be prorated as of the Closing Date (with Buyer to pay taxes attributed to the Closing Date and all periods thereafter) using the latest available tax rates and assessments and taking advantage of any discounts or rebates available for early payment and/or payment before delinquency. Except as set forth herein, the parties shall have no obligation to readjust such prorations after the Closing; provided, however, if the proration is based upon the previous tax year's bills, the parties shall make an appropriate adjustment upon receipt of the current tax year's bills. Sellers shall pay general real estate and personal property taxes for all years prior to the year of the Closing and all special taxes or assessments then due and payable as of the Closing Date, except that, if any assessment against the Property, or any portion thereof, is payable in installments, Buyer shall pay any and all of such installments which may be paid after the Closing Date, and any installment relating to the year of Closing shall be prorated as of the Closing Date (with Buyer to pay all portions of such installment attributed to the Closing Date and all periods thereafter). Buyer acknowledges that Sellers are currently pursuing tax appeals with respect to certain of the Hotels. Buyer agrees to continue any such appeals that relate to current tax years at Buyer's expense; provided, however, that such expense shall be paid out of the proceeds of the tax refund resulting from such appeal, if any, prior to the proration of such refund as contemplated hereby. Seller shall be entitled to continue all such appeals that relate to previous tax years. Any tax refunds or rebates occurring or accruing with respect to any and all time periods before the Closing Date shall remain the property of Seller, and, if Buyer collects or receives same, Buyer shall promptly remit same to Seller. The provisions of the immediately preceding sentence shall survive the Closing. All taxes or assessments which become due and payable on or after the Closing Date shall be paid by Buyer.

         Section 4.03. Utilities. Prior to the Closing, Sellers shall notify all utility companies servicing their respective portions of the Property of the anticipated change in ownership of the Property and request that all billings after the Transfer Time be made to Buyer at the addresses of the Hotel located on their portion of the Property. Utility meters will be read, to the extent that the utility company will do so, during the daylight hours on the Closing Date, with charges to that time paid by Seller and charges thereafter paid by Buyer. Prepaid utility charges shall be adjusted on the Closing Statement and paid for at Closing. Charges for utilities which are unmetered, or the meters for which have not been read on the Closing Date, will be prorated between Buyer and Seller as of the Transfer Time based upon utility billings received after Closing. Seller or Buyer, as appropriate, shall, upon receipt, submit a copy of the utility billings for any such charges to the other party and such party shall pay its pro rata share of such charges to the party requesting payment within seven (7) days from the date of any such request. This obligation shall survive Closing.

         Buyer shall be responsible for paying, before the Closing, all deposits required by utility companies in order to continue service at the Hotels for periods after the Transfer Time and shall take any other action and make any other payments required to assure uninterrupted availability of utilities at the Hotels and the Land for all periods after Closing. Following Closing, all utility deposits made by any Seller shall be refunded directly to Seller by the utility company holding same. This obligation shall survive Closing.

         Section 4.04. Assigned Operating Agreements.


         (a) All income and expenses with respect to the assigned Operating Agreements will be prorated as of the Closing Date (with income and expenses for the Closing Date and thereafter to be allocated to Buyer). There shall be added to the amount due to Sellers at Closing, on the Closing Statement, the amount of any amounts paid by Sellers under any Operating Agreements attributable to periods including and after the Closing Date, and there shall be deducted from the amount due Sellers at Closing, on the Closing Statement, any such amounts paid to and collected by Sellers under any Operating Agreements attributable to periods including and after the Closing Date.

         (b) Sellers shall be responsible for all management fees and other amounts payable or reimbursable under the Assumed Management Agreements that accrue for the period prior to the Closing Date, including, without limitation, any accrued incentive fees under the Assumed Management Agreements. Buyer shall be responsible for all management fees and other amounts payable or reimbursable under the Assumed Management Agreements that accrue for the period from and after the Closing Date, including, without limitation, any incentive fees that accrue to the period from and after the Closing Date under the Assumed Management Agreements.

         Section 4.05. Room Revenues; Reservations; Tray Ledger; Accounts Receivable and House Funds.


                   (a) Room Revenues for the night prior to the Closing Date (e.g., if the Closing Date is June 15, 2005, Room Revenues for the period of time commencing on the evening of June 14, 2005 and ending on the morning of June 15, 2005) shall be divided equally between Buyer and Sellers pursuant to the Operations Settlement. Other Revenues for the night prior to the Closing Date shall belong solely to Seller.

                   (b) Buyer will honor, for its account, the terms and rates of all pre-closing reservations confirmed by Sellers or Managers for dates after the Closing Date. Buyer authorizes Sellers and Managers to continue to accept reservations for periods after the Closing in the ordinary course of Sellers' or Managers' business. Buyer recognizes that such reservations may include discounts or other benefits provided in the ordinary course of business, including, without limitation, benefits under any awards programs, sports team, corporate, government or group discounts, weekend discounts or requirements that ancillary food, beverage or other benefits be delivered by Buyer to the guest(s) holding such reservations. Buyer agrees to honor all such reservations in accordance with their terms. Any pre-closing deposits made to Sellers with respect to confirmed reservations for dates after the Closing Date will be credited to Buyer at the Operations Settlement. Any post-closing deposits received by Sellers with respect to confirmed reservations for dates after the Closing Date will be forwarded to Buyer upon receipt.

         Buyer will honor, for its account, all of Sellers room allocation agreements and banquet facility and service agreements entered into in the ordinary course of business which have been granted to groups, persons or other customers for periods after the Closing Date at the rates and terms provided in such agreements.

         Buyer agrees that Sellers cannot make and have made no representation or warranty that any party holding a room reservation or agreement for Hotel facilities or services will utilize such reservation or honor such agreement. Buyer, by the execution hereof, assumes the risk of non-utilization of reservations and nonperformance of such agreements.

         The provisions of this Section 4.05(b), including, without limitation, the assumptions of risk and indemnities by Buyer set forth above, shall survive the Closing.

                   (c) Buyer shall purchase the Tray Ledgers from Sellers pursuant to the Operations Settlement, with deduction for the portion of the Tray Ledger consisting of one-half of the Room Revenues for the night prior to the Closing Date.

                   (d) Buyer shall purchase the House Funds, exclusive of any non-cash items, from Sellers pursuant to the Operations Settlement.

                   (e) At Closing, Sellers shall receive a credit for all Accounts Receivable in an amount equal to: (i) one hundred percent (100%) of all such Accounts Receivable which are unpaid for not more than ninety (90) days; plus (ii) ninety percent (90%) of all such Accounts Receivable which are unpaid for more than ninety (90) days, but not more than one hundred twenty (120) days; plus (iii) eighty-five percent (85%) of all such Accounts Receivable which are unpaid for more than one hundred twenty (120) days, but not more than one hundred fifty (150) days; plus (iv) eighty percent (80%) of all such Accounts Receivable which are unpaid for more than one hundred fifty (150) days.

         Section 4.06. Accounts Payable and Expenses. All accounts payable and expenses related to operations of the Property which have accrued before the Transfer Time shall be paid by Sellers. Buyer understands and agrees that Sellers may postpone and/or contest payment of any account payable or expense which is the subject of a bona fide dispute, or for which a bill is not rendered until after Closing. All accounts payable and expenses accruing after the Transfer Time will be Buyer's responsibility.

         Section 4.07. 2005 Capital Expenditure and Property Improvement Plan Expenses. Sellers agree that in the event Sellers do not expend Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) on capital expenditures (including PIPs) on Hotels (other than the PIPs contemplated in section 2.06 hereof) between January 1, 2005 and the Closing Date, the sum representing the difference between Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) and the capital expenditures made by Sellers shall remain in reserve accounts at Closing for the benefit of, and be the property of, Buyer. Buyer shall not be obligated to reimburse Sellers for, or to pay for, such sums.

                                   ARTICLE V.
                                    EMPLOYEES

         Section 5.01. Salaries, etc. Sellers shall not be responsible for the payment of the salaries, vacation pay, wages or benefits of any employees of the Hotels accruing after the Transfer Time.

                                  ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         Section 6.01. Existence and Good Standing. Sellers are duly organized, validly existing and in good standing under the laws of the state of their respective organization.

         Section 6.02. Authority. Sellers have, and on the Closing Date will have, all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein pursuant to the terms and conditions of this Agreement.

         Section 6.03. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Seller is a party or by which it is bound.

         Section 6.04. Seller Is Not a "Foreign Person". None of the Sellers is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended (i.e., none of Sellers is a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

         Section 6.05. No Commitments. Except as reflected by the Permitted Exceptions or due diligence materials delivered or otherwise made available by Sellers to Buyer, no commitments have been made by Sellers to any governmental authority, utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to the Property which would impose an obligation upon Buyer to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property.

         Section 6.06. Insurance. To Sellers' Knowledge, all insurance policies held with respect to the Property by Seller or Manager are valid and in full force and effect and Sellers have and, to Sellers' Knowledge, Manager has complied with all requirements or recommendations of the insurance carriers of the insurance policies.

         Section 6.07. No Special Taxes. Except as disclosed by the Permitted Exceptions or due diligence materials delivered or otherwise made available by Seller, Seller has no Knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

         Section 6.08. Litigation. Except as set forth on the schedule attached as EXHIBIT "M" hereto, there is no pending and Sellers have no Knowledge of any threatened litigation with respect to the Property in which any Seller is named a party which has not been resolved, settled or dismissed.

         Section 6.09. Condemnation. Sellers have not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to the Sellers' Knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting the Property or any portion thereof. Seller has no Knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street, creek or road adjacent to or serving the Land.

         Section 6.10. Title to Personal Property. Except as set forth in writing by any Seller, the Sellers have good and valid title to all tangible Personal Property, which shall be free and clear of all liens and encumbrances as of the Closing.

         Section 6.11. Compliance with Applicable Law. Sellers have not received any written notice of a violation of any applicable law with respect to the Property which have not been cured or dismissed.

         Section 6.12. Taxes. All property, sales use and occupancy taxes which accrue prior to the Closing Date will be paid in full or prorated at Closing.

         Section 6.13. Financial Statements. To Sellers' Knowledge, the financial statements delivered by Sellers to Buyer are complete, accurate and fairly represent the historical results of the operations and financial condition of the Hotels.

         Section 6.14. Operating Agreements. Sellers is in compliance in all material respects with the Operating Agreements. To Seller's Knowledge, the schedule of Operating Agreements attached hereto as EXHIBIT "H" includes the Material Operating Agreements.

         Section 6.15. Management Agreements. There are no Events of Default under any Management Agreement (as defined therein), Sellers have received no written notice of an Event of Default under any Management Agreement (as defined therein), and, to Sellers' Knowledge, all sums due and payable thereunder as of Closing have been paid. To Seller's Knowledge, the Assumed Management Agreements delivered by sellers to Buyer are true and correct copies of the Assumed Management Agreements.

         The representations and warranties in this Article 6 shall survive the Closing for a period of one (1) year following the Closing Date; provided, however, that the representation contained in Section 6.13 above shall survive the Closing for a period of six (6) months following the Closing Date.

                                  ARTICLE VII.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         Section 7.01. Existence and Good Standing. Buyer is a corporation, and is duly organized, validly existing and in good standing under the laws of the state of its organization.

         Section 7.02. Authority. Buyer has, and on the Closing Date will have, all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein pursuant to the terms and conditions of this Agreement. The Board of Directors of Buyer have approved this Agreement and certified resolutions evidencing such approval will be delivered to Sellers at Closing.

         Section 7.03. No Conflict. To Buyer's knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Buyer is a party or by which it is bound.

         Section 7.04. AS IS. BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS BEING SOLD TO BUYER AND THAT BUYER AGREES TO PURCHASE AND ACCEPT THE PROPERTY, AND EACH AND EVERY PART AND COMPONENT THEREOF, IN AN "AS IS, WHERE IS" CONDITION AS OF THE CLOSING WITH NO REPRESENTATIONS OR WARRANTIES FROM SELLERS, EITHER EXPRESS OR IMPLIED EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER AGREES THAT BUYER IS NOT RELYING UPON, AND HAS NOT RECEIVED OR BEEN GIVEN, ANY REPRESENTATIONS (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT), STATEMENTS OR WARRANTIES (ORAL OR WRITTEN, IMPLIED OR EXPRESS) OF OR BY ANY OFFICER, EMPLOYEE, AGENT OR REPRESENTATIVE OF SELLER, OR ANY SALESPERSON OR BROKER (IF ANY) INVOLVED IN THIS TRANSACTION, AS TO THE PROPERTY OR ANY PART OR COMPONENT THEREOF IN ANY RESPECT, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATIONS, STATEMENTS OR WARRANTIES AS TO THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE PROPERTY, THE FITNESS OF THE PROPERTY FOR USE AS A HOTEL, THE FINANCIAL PERFORMANCE OR POTENTIAL OF THE PROPERTY, THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE BUILDING, ZONING, SUBDIVISION, ENVIRONMENTAL, LIFE SAFETY OR LAND USE LAWS, CODES, ORDINANCES, RULES, ORDERS, OR REGULATIONS, OR THE STATE OF REPAIR OF THE PROPERTY, AND BUYER, FOR ITSELF AND ITS HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, WAIVES ANY RIGHT TO ASSERT ANY CLAIM OR DEMAND AGAINST SELLERS AT LAW OR IN EQUITY RELATING TO ANY SUCH MATTER, WHETHER LATENT OR PATENT, DISCLOSED OR

UNDISCLOSED, KNOWN OR UNKNOWN, NOW EXISTING OR HEREAFTER ARISING. EXCEPT FOR ANY TITLE OR SURVEY MATTERS CREATED SOLELY BY SELLER IN VIOLATION OF THIS AGREEMENT, BUYER AGREES THAT IT SHALL HAVE NO RECOURSE WHATSOEVER AGAINST SELLER, AT LAW OR IN EQUITY, SHOULD THE SURVEY OR THE TITLE INSURANCE COMMITMENTS OR THE TITLE POLICIES FAIL TO DISCLOSE ANY MATTER AFFECTING THE PROPERTY OR REVEAL ANY SUCH MATTER IN AN INACCURATE, MISLEADING OR INCOMPLETE FASHION OR OTHERWISE BE IN ERROR. BUYER ACKNOWLEDGES THAT IT SHALL REVIEW THE SURVEY AND THE TITLE INSURANCE COMMITMENTS (AS SAME MAY BE MARKED AT CLOSING) AND TO DISCUSS THEIR CONTENTS WITH THE INDEPENDENT CONTRACTORS WHO PREPARED OR ISSUED EACH OF THEM. BUYER ACCORDINGLY AGREES TO LOOK SOLELY TO THE PREPARER OF THE SURVEY AND THE ISSUER OF THE TITLE INSURANCE COMMITMENTS AND TITLE POLICIES FOR ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH SUCH INSTRUMENTS AND HEREBY RELEASES SELLERS FROM ANY SUCH CLAIM (EXCEPT FOR ANY CLAIM THAT SELLERS AGREE TO CURE AS SET FORTH IN THIS AGREEMENT).

         Buyer recognizes that the Hotels and Personal Property are not new and that there exists a possibility that the Property is not in compliance with the requirements which would be imposed on a newly constructed hotel by presently effective federal, state and local building, plumbing, electrical, fire, health, handicap, environmental and life safety laws, codes, ordinances, rules, orders and/or regulations (collectively, the "building codes"). The Hotels and other improvements on the Land may contain substances or materials no longer permitted to be used in newly constructed buildings including, without limitation, asbestos or other insulation materials, lead or other paints, wiring, electrical, or plumbing materials and may not contain other materials or equipment required to be installed in a newly constructed building. Buyer has had the opportunity, as set forth in Section 11.04, to conduct such investigations and inspections of the Property as Buyer deemed necessary with respect to all such matters. Buyer agrees to accept and shall the Property in an "AS-IS, WHERE IS" condition and at Closing to accept and assume the risk of noncompliance of the Property with all such building codes. Except with respect to those representations set forth in Section 6 hereof, Buyer waives any right to excuse (except as set forth in Section 11.04 below) or delay performance of its obligations under this Agreement or to assert any claim against Sellers (before or after Closing) arising out of any failure of the Property to comply with any such building codes.

         Except with respect to those representations set forth in Section 6 hereof, it is specifically understood and agreed by Sellers and Buyer that Sellers do not make, and shall not be deemed to have made, any representation, warranty or covenant with respect to (i) any Environmental Laws that may affect any of the Property or (ii) the presence or absence of any Hazardous or Toxic Substances in, on, above, under or about any of the Property. As used in this
Section 7.04, (A) the term "Environmental Laws" means all federal, State and local laws, codes, ordinances, rules, orders and regulations now or hereafter in effect relating to pollution or the protection of the environment, including without limitation, all laws, codes, ordinances, rules, orders and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, spill or disposal of any or all Hazardous or Toxic Substances, and (B) the term "Hazardous Substances" or "Toxic Substances" means materials and substances defined as "hazardous substances", "hazardous wastes", "toxic substances" or "toxic wastes" in (I) the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1988, and any further amendments thereto and rules, orders and regulations thereunder; (II) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any further amendments thereto and rules, orders and regulations thereunder; or (III) any other Environmental Laws.

         It is understood and agreed by Sellers and Buyer that in the event of any conflict between the terms and provisions of this Section 7.04 and any other term or provision to this Agreement, the relevant term or provision of this
Section 7.04 shall control and govern. The provisions of this Section 7.04 shall survive Closing.

                                 ARTICLE VIII.
                                    REMEDIES

         Section 8.01. Seller's Remedies. If Buyer defaults under any provision of this Agreement before the Closing, Buyer and Sellers agree that the damages that Sellers will sustain as a result thereof will be substantial, but the actual damages will be difficult or impossible to ascertain. Accordingly, Buyer and Sellers agree that, in the event of Buyer's default, Sellers may, as their sole and exclusive remedies, terminate this Agreement by written notice to Buyer in which event Sellers shall receive the Deposit as liquidated damages for such default, the amount of which Deposit Buyer and Sellers agree is not punitive or a penalty but is just, fair and reasonable, and the Escrow Agent shall immediately pay the Deposit to Sellers.

         Section 8.02. Buyer's Remedies. In the event of a default hereunder on the part of any Seller, Buyer's sole and exclusive remedies hereunder shall be either: (1) the right to terminate this Agreement and receive a return of the full amount of the Deposit, plus interest thereon; or (2) the right to seek specific performance hereof, provided that Buyer must file a suit for specific performance in the appropriate jurisdiction within ninety (90) days from the date of such default by such Seller.

         The parties waive all damages and remedies for defaults prior to Closing except as provided in this Agreement.

         Section 8.03. Post-Closing Matters. Notwithstanding the terms and provisions of Sections 8.01 and 8.02 or any other term or provision of this Agreement, Sellers and Buyer shall each retain the right to seek and obtain relief for events occurring after the Closing Date provided that: (a) this transaction in fact closes; (b) the obligations for which relief is sought are obligations which by their express terms are to survive Closing or which by their express terms are to performed following Closing (including any indemnities hereunder, if any); and (c) such relief shall be limited to a suit for monetary damages, unless expressly otherwise provided in this Agreement. Except for obligations which by their express terms are to survive Closing or which by their express terms are to be performed following Closing, the terms and provisions of this Agreement shall not survive the Closing and shall merge into the Deeds from Sellers to Buyer. The provisions of this Section 8.05 shall survive Closing.

                                  ARTICLE IX.
                                   CONDITIONS

         Section 9.01. Sellers' Obligation. In addition to any other conditions precedent for the benefit of Sellers expressly set forth in this Agreement, the obligation of Sellers to perform this Agreement is subject to the following conditions unless waived in writing by Sellers:

                  (a) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

                  (b) Buyer shall have performed all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

         Section 9.02. Buyer's Obligation. In addition to any other conditions precedent for the benefit of Buyer expressly set forth in this Agreement, the obligation of Buyer to perform this Agreement is subject to the following conditions unless waived in writing by Buyer:

                  (a) The representations and warranties of Sellers in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

                  (b) Sellers shall have performed all obligations required to be performed by them under this Agreement on or prior to the Closing Date.

                  (c) There shall be no litigation instituted after the execution of this Agreement with respect to the Property which, if adversely determined, would have a material and adverse impact on the Property or the operation of the Hotels.

                  (d) Seller shall have received and delivered to Buyer a consent, in the form and substance specified in the Ground Lease (if any), from the lessor under the Ground Lease to the Assignment and Assumption of Ground Lease (to the extent required by the Ground Lease) together with an estoppel certificate (to the extent the Seller has a right to request and the ground lessor has an obligation to provide an estoppel certificate pursuant to the terms of the Ground Lease) in form and substance required under the Ground Lease, if any.

                  (e) Sellers shall have paid to Marriott International, Inc., or its affiliates, the sum of Ten Million Five Hundred Thousand and No/100 Dollars ($10,500,000.00) in satisfaction of accumulated loans.

                                   ARTICLE X.
                              CONVEYANCE OF ASSETS

         Section 10.01. Instruments of Conveyance. At Closing, Sellers (and/or Operating Tenant) and Buyer (and/or its operating lessee) shall execute and deliver to each other the following documents:

                  (a) Sellers, unless such Seller holds title to its portion of the Land pursuant to a Ground Lease, shall execute and deliver to Buyer the Deeds.

                  (b) Each Seller which holds title to its portion of the Land pursuant to a Ground Lease and Buyer shall execute and deliver to each other counterparts of the Assignment and Assumption of Ground Leases.

                  (c) Each Seller and/or Operating Tenant and Buyer and/or its operating lessee shall execute and deliver to each other a Bill of Sale (Personal Property).

                  (d) Each Seller and/or Operating Tenant and Buyer and/or its operating lessee shall execute and deliver to each other counterparts of an Assignment and Assumption of Intangible Property.

                  (e) Each Seller and/or Operating Tenant and Buyer or its operating lessee shall execute and deliver to each other counterparts of an Assignment and Assumption of Operating Agreements.

                  (f) Each Operating Tenant and Buyer or its operating lessee shall execute and deliver to each other counterparts of an Assignment and Assumption of Management Agreements.

                  (g) Sellers and Buyer shall execute a closing statement.

                  (h) Each Seller shall execute and deliver, at Closing, a so-called "Non-Foreign Affidavit" (pursuant to Section 1445 of the Internal Revenue Code).

                  (i) Buyer shall complete and deliver at Closing a Form 1099 as required by the Internal Revenue Code.

                  (j) Buyer and Sellers shall execute such other affidavits, authorizing resolutions, and documents as may be reasonably required by the Title Company.

         Section 10.02. Personal Property. Seller shall maintain levels of personal property at the Hotels, at all times prior to Closing, consistent with the levels of personal property maintained as of the Effective Date hereof.

                                  ARTICLE XI.
                             TITLE TO REAL PROPERTY

         Section 11.01. Title Insurance Commitments. Prior to the execution of this Agreement, Sellers shall have obtained the Title Insurance Commitments and delivered the same to Buyer. Buyer hereby acknowledges that Buyer has approved the Title Commitments and has accepted the Title Insurance Commitments as so delivered to Buyer as evidence of the status of Sellers' title to the Hotels and Land. If requested by Buyer, Seller will provide policies of coinsurance provided that any incremental costs therefore shall be paid by the Buyer as contemplated in Section 12.03(b)(3) hereof.

         Section 11.02. Title Defects. Prior to the execution of this Agreement, Buyer has objected to, and Sellers have agreed to cure, those title matters, if any, set forth on EXHIBIT "P" attached hereto and by this reference incorporated herein (the "Title Defects"). Sellers shall have thirty (30) days from the Effective Date to cure any such Title Defects except for monetary liens and encumbrances which may be paid at Closing. If Sellers fail to cure any of the Title Defects (other than monetary liens and encumbrances, which Seller shall be obligated to cure at Closing), Buyer's sole and exclusive remedy shall be to either (i) terminate this Agreement by written notice to Sellers given on or before the Closing Date without recourse against Sellers and to obtain a refund of the Deposit from the Escrow Agent, or (ii) to accept title to the Land and Hotels in their then condition without reduction of the Purchase Price or reservation of any claim against Seller.

         Section 11.03. Survey. Prior to the execution of this Agreement, Sellers have provided Buyer with copies of any surveys of the Land which Sellers have in their possession or control. Prior to the execution of this Agreement, Buyer has obtained and provided Sellers and Title Company with a copy of, Surveys of the Hotels and Land prepared by a licensed surveyor in the state in which the Hotel which is the subject of the Survey is located and otherwise meeting the ALTA requirements and standards. Prior to the execution of this Agreement, Buyer has objected to, and Sellers have agreed to cure, those survey matters, if any, set forth on EXHIBIT "P" attached hereto and by this reference incorporated herein (the "Survey Defects"). Sellers shall have thirty (30) days from the Effective Date to cure any such Survey Defects. If Seller fails to cure any of the Survey Defects, Buyer's sole and exclusive remedy shall be to either
(i) terminate this Agreement by written notice to Sellers given on or before the Closing Date without recourse against Sellers and to obtain a refund of the Deposit from the Escrow Agent, or (ii) to accept the condition of the Land and Hotels in their then condition without reduction of the Purchase Price or reservation of any claim against Seller.

         Section 11.04. Access to Property; Due Diligence Materials. Buyer acknowledges that prior to the execution of this Agreement, Buyer has had the opportunity to inspect and conduct a full inspection and investigation of the Property and accepts the condition of the Property in its "AS IS" "WHERE IS" condition and acknowledges that Buyer has no right to terminate this Agreement except in the event of a default by Sellers hereunder or except as otherwise expressly provided in this Agreement.

                                  ARTICLE XII.
                                   THE CLOSING

         Section 12.01. Time and Place. Subject to the conditions in Article IX, the casualty and condemnation provisions in Article XIII and an extension of the Closing Date as a result of Sellers' attempt to cure Title Defects, the Closing shall take place on the Closing Date at 10:00 a.m. (local time) at the office of counsel for Buyer, or at such other date, place and time as Buyer and Sellers may mutually agree upon in writing. At the request of either party, Buyer and Sellers shall reasonably cooperate to accomplish this Closing "by mail." Buyer shall take possession of the Property effective as of the Closing Date.

         Section 12.02. Payment of Purchase Price. At the Closing, Buyer shall deliver by wire transfer of good funds the balance of the Purchase Price (subject to adjustments and/or prorations provided in this Agreement) to the Escrow Agent no later that 2:00 p.m. (Eastern
Time) on the Closing Date. The Deposit and the balance of the Purchase Price (as adjusted) shall be paid to each of the Sellers, in such amounts as directed by the Sellers, by the Escrow Agent by wire transfer of good funds to such bank accounts specified by Sellers after delivery of the closing documents by Sellers to the Title Company but before recordation of the Deeds or any other instrument all as more particularly set forth in the escrow closing instructions of Sellers and Buyer.

         Section 12.03. Closing Costs. (a) Sellers shall pay the following costs and expenses at Closing:

                           (1) Sellers' prorated share of real estate and tangible personal property taxes, rents or assessments as set forth in this Agreement and any general real estate and personal property taxes for all years prior to the year of the Closing;

                           (2) The cost of issuing the Title Insurance
                           Commitments and the premium for issuance of the Title Policies together with the cost of reasonable and customary endorsements to the Title Policies not relating to Buyer's financing, if any;

                           (3) Sellers' own legal expenses;

                           (4) One-half of the closing fee and/or settlement fee charged by the Escrow Agent;

                           (5) All costs of satisfying in full any existing debt secured by the Property and removing any encumbrances in the form of monetary liens from the Title Policies; and

                           (6) Any and all other costs and expenses expressly allocated to Sellers under this Agreement.

                  (b)      Buyer shall pay the following costs and expenses at
                           Closing:

                           (1) Costs of transferring or canceling any Operating Agreements;

                           (2) Costs of recording the Deeds and any other transfer documents requiring recordation;

                           (3) All premiums and costs for issuing any endorsements or additional coverage to the Title Policy which are not to be paid by Sellers or contemplated hereinabove, any title insurance premium or cost (including endorsements and additional coverage with respect thereto) related to Buyer's financing, and any additional premiums and costs for coinsurance requested by Buyer;

                           (4) Costs of supplying tax certificates to the Title Company;

                           (5) Any sales taxes, transfer taxes or stamp taxes pertaining to the transfer of the Property from Sellers to Buyer;

                           (6) Any indebtedness or mortgage related taxes and recording or other fees relating to any mortgage, deed of trust or other security instrument executed by Buyer;

                           (7) All fees, costs and expenses incurred with respect to any purchase money financing incurred by Buyer;

                           (8) Buyer's prorated share of all real estate and tangible personal property taxes, rents, or assessments as set forth in this Agreement;

                           (9) Buyer's own legal expenses;

                           (10) One-half of the cost of closing or settlement fee charged by the Escrow Agent.

                           (11) The cost of preparing the Surveys; and

                           (12) Any termination charges related termination of any Operating Agreements.

                           (13) Any UCC searches.

                           (14) Any costs or expenses incurred by Buyer in connection with its inspections and due diligence preformed on the Property.

                           (15) Any and all other costs and expenses expressly allocated to Buyer under this Agreement.

         Section 12.04 Revenue and Expense Prorations. Pursuant to Article IV, Sellers and Buyer will make appropriate apportionments and prorations of expenses, rents, taxes and revenues and settle them by appropriate credits on the Closing Statement or pursuant to the Operations Settlement, as the case may be.

         Section 12.05 Closing Documents. At the Closing, Buyer and Sellers shall also execute and deliver such documents as are specified or contemplated by this Agreement, including, but not limited to, those required by Sections
4.01 and 10.01.

                                 ARTICLE XIII.
                      INSURANCE, CONDEMNATION AND CASUALTY

         Section 13.01 Insurance. All Sellers' insurance policies, including, without limitation, fire and any additional hazard insurance, shall be cancelled by Sellers as of the Transfer Time, and any refunded premiums shall be retained by Sellers. Buyer will be responsible for acquiring and placing its own insurance in force from and after the Transfer Time.

         Section 13.02 Condemnation and Casualty. (a) If, before the Closing, any Seller receives notice that any Hotel or Hotels and any parcel or parcels comprising the Land are to be wholly condemned, or to be condemned in such substantial part that the value of the portion of the Hotels and Land so condemned exceeds Fifty Million and No/100 Dollars ($50,000,000.00), or if one or more of the Hotels is wholly or partially destroyed by fire or other casualty, or if so much of the Hotels is damaged by fire or other casualty to the extent that the cost of repairing such damage shall exceed Fifty Million and No/100 Dollars ($50,000,000.00) as determined by the casualty insurer(s) insuring the Hotels, then, in any such event, Buyer and each of the Sellers shall each have the right to terminate this Agreement by delivering notice of termination in writing to the other party within thirty (30) days after the receipt of notice of such condemnation or casualty (but not later than the Closing Date) (which notice will, to the extent then known, contain the amount of compensation offered for such condemnation or the amount of insurance proceeds offered to be paid on account of such casualty, as the case may be) and upon giving such notice of termination the Deposit shall be returned by the Escrow Agent to Buyer, and Sellers and Buyer shall each be released and discharged from any further obligation to each other hereunder except for those which expressly survive the termination of this Agreement; provided, however, that if neither Buyer nor Sellers elects to terminate this Agreement, the purchase contemplated herein shall be consummated without reduction of the Purchase Price, within the later of (i) fifteen (15) days after the expiration of such thirty (30) day period or (ii) the Closing Date, but Buyer shall be entitled to all proceeds of fire or other casualty insurance or condemnation (other than proceeds relating to business interruption or loss for periods prior to the Transfer Time), Buyer shall receive a credit to the Purchase Price for any deductibles with respect to any insurance proceeds and Sellers shall have no responsibility for the restoration and repair of the Property.

         (b) If, before the Closing, any one or more Hotel is damaged by fire or other casualty to the extent that the cost of repairing or restoring the same shall be less than an amount equal to Fifty Million and No/100 Dollars ($50,000,000.00), or if any Seller receives notice that any Hotel and/or Land is to be partially condemned but that the value of the Land and Hotels to be condemned does not exceed Fifty Million and No/100 Dollars ($50,000,000.00), then, and in any such event, the Closing shall proceed as scheduled and Sellers shall assign to Buyer the proceeds (excluding proceeds for business interruption or loss for periods prior to the Transfer Time) of any casualty insurance or any condemnation award, as the case may be, Buyer shall receive a credit to the Purchase Price for any deductibles with respect to any insurance proceeds and Sellers shall have no responsibility for restoration or repair of the Property.

                                  ARTICLE XIV.
                     MISCELLANEOUS COVENANTS AND PROVISIONS

         Section 14.01 Assignment; Successors and Assigns. Except as otherwise provided in this Section 14.01, neither this Agreement nor any right or interest herein may be assigned by Buyer without the prior written approval of Sellers. Notwithstanding anything to the contrary, Buyer shall have the right to assign all or any portions of this Agreement to one or more Permitted Assignees without obtaining Sellers' consent; provided that (1) such Permitted Assignee(s) assumes in writing all of Buyer's applicable obligations and liabilities hereunder, (2) a copy of the assignment and assumption of this Agreement is provided to Sellers promptly following execution thereof and (3) Buyer shall not be released from any of its obligations to

Sellers hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         Section 14.02 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 14.03 Waiver. No failure or delay in acting by any party to this Agreement shall be deemed a waiver of such party's rights. Any waiver of rights or remedies shall be required to be signed by the party charged with the waiver in order for such waiver to be effective.

         Section 14.04 Amendments. This Agreement may be modified or amended only by the written consent of Sellers and Buyer.

         Section 14.05 Further Agreements. Each party agrees that it will execute and deliver to the other party any additional documents, agreements or instruments necessary or reasonable to give effect to this Agreement or any provision hereof.

         Section 14.06 Attorneys' Fees. In the event that any party is required to retain the services of an attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, then the prevailing party shall be entitled to its reasonable attorneys' fees from the non-prevailing party.

         Section 14.07 Entire Agreement. This Agreement sets forth all the promises, representations, agreements, conditions and understandings relative to the transactions set forth herein, and neither Sellers nor Buyer are relying upon any promises, representations, agreements, conditions or understandings, either oral or written, (which are hereby superseded in their entirety) other than those expressed in this Agreement.

         Section 14.08 Brokers and Finders. Sellers and Buyer each represent and warrant to the other that it has not employed, retained or consulted any broker, agent or other finder with respect to the Property or in carrying on negotiations relative to this Agreement, except as provided for in this Section 14.08, and Sellers and Buyer shall indemnify and hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the other on account of any brokerage fee, commission, or other compensation arising in breach of this representation and warranty. Sellers and Buyer hereby acknowledge that Broker, a licensed real estate broker involved in the negotiation of the transactions contemplated herein, shall be paid a sales commission by Sellers at Closing if, and only if, the transactions contemplated by this Agreement are closed and consummated.

         Section 14.09 Notices. All notices, demands and requests required, permitted or given pursuant to the provisions of this Agreement shall be in writing, and either hand delivered in person or delivered by certified mail, postage prepaid, return receipt requested, or by Federal Express or other similar overnight courier service, addressed as follows:

If to Buyer:                           Ashford Hospitality Limited Partnership
                                       14185 Dallas Parkway, Suite 1100
                                       Dallas, Texas 75254
                                       Attention:  David A. Brooks

                                       with a copy to:

                                       Andrews Kurth LLP
                                       1717 Main Street, Suite 3700
                                       Dallas, Texas 75201
                                       Attention:  Brigitte Kimichik

If to Seller                           CNL Hotels & Resorts, Inc.
                                       CNL Center at City Commons
                                       450 South Orange Avenue
                                       Orlando, Florida 32801-3336
                                       Attention:  Marcel Verbaas

                                       with a copy to:

                                       Lowndes, Drosdick, Doster, Kantor
                                       & Reed, P.A.
                                       215 N. Eola Drive
                                       Orlando, Florida 32802-2809
                                       Attention:  Richard J. Fildes

         Any notice, demand or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given (i) upon being hand delivered in person, (ii) transmitted by facsimile transmission provided a copy is sent pursuant to (iii) or the following business day, or
(iii) upon being deposited with Federal Express or other similar overnight courier service; provided, however, the time period in which any response to such notice, demand or request must be given shall commence on the date of actual delivery of the notice, demand or request to the address to which it is sent (rather than delivery to the specific addressee). Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided below shall be deemed delivery of the notice, demand or request sent. The addresses given above may be changed by any party by ten (10) days' prior notice to all other parties given in the manner provided herein.

         Section 14.10 Section Headings; Interpretation. The section headings of this Agreement are for reference only and shall not be used to construe or interpret this Agreement. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. If any term or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held legally invalid or unenforceable, the remainder of this Agreement, and the application of such terms or conditions to persons or circumstances other than those as to which it is held legally invalid or unenforceable, shall not be affected thereby and each term and condition of this Agreement shall be valid to the fullest extent permitted by law.

         Section 14.11 Governing Law. This Agreement shall be governed by the laws of the state of Florida; provided, however, that with respect to matters that relate to a specific portion of the Property, then this Agreement shall be governed by the laws of the state where such Property is located.

         Section 14.12 Disclosure of Confidential Information/ Public Announcements/ Communication with Governmental Authorities/ Communication with Employees. (a) The parties hereto acknowledge and agree that the existence of this Agreement, the terms of this Agreement and any other information disclosed in the due diligence materials delivered to or produced by Buyer or any other documents, materials, data or other information with respect to the Property which is not generally known to the public (the "Confidential Information") shall in all respects remain confidential and shall not be disclosed by the Buyer except as provided herein. Buyer may disclose Confidential Information to officers, directors, employees, attorneys, accountants, consultants, lenders, financial advisors, partners and investors (collectively, "Representatives"), who in the reasonable business judgment of such party, need to know the Confidential Information for the purpose of evaluating the transactions contemplated by this Agreement. Buyer will inform its Representatives of its confidentiality obligations under this Agreement, and such Representatives shall agree to be bound by the terms and conditions of this Agreement, before Buyer may disclose any Confidential Information to its Representatives. The disclosure of any Confidential Information by any Representative in breach of this Agreement will constitute a breach of this Agreement by Buyer, for which Buyer will be liable. If Buyer or any of its Representatives is required by any subpoena, interrogatories, request for production, or other legal process or by any applicable law or regulation to disclose any Confidential Information, Buyer will give (to the extent not prohibited by law) Sellers prompt written notice of the requirement and will cooperate with the Sellers so that Sellers, at their expense, may seek an appropriate protective order. In the absence of a protective order, Buyer and its Representatives may disclose only such Confidential Information as may in Buyer's reasonable opinion, be necessary to avoid any penalty, sanction, or other material adverse consequence, and Buyer will use commercially reasonable efforts to secure confidential treatment of any Confidential Information so disclosed.

         (b) Notwithstanding the foregoing, any party hereto shall have the right to make a public announcement regarding the transaction described in this Agreement, provided, however, that, prior to and as a condition precedent to such public announcement, all other parties hereto shall approve the timing, form and substance of any such public announcement, except if a party hereto is required to make a public announcement under any securities law, the party making such public announcement may do so only after having provided the other party with a copy of such public announcement and only as long as such public announcement is made in strict accordance with the applicable law requiring such public announcement be made.

         (c) Without limiting the generality of the provisions in subsection (a) above, Buyer shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other person (including, without limitation, Buyer's third party consultants), directly or indirectly, communicate with any governmental authority or any official, employee or representative thereof, involving any matter with respect to the Property without the Sellers' prior written consent, which consent shall not be unreasonably withheld, unless such communication is arranged by the Sellers. Notwithstanding the foregoing, Buyer and its representatives and consultants shall have the right to review building department, health department and other local governmental authority records with respect to the Property and the operation of the Hotels and request written or verbal confirmation of zoning and any other compliance by the Land or Hotels with any applicable laws, without any requirement to obtain the consent of the Sellers. Notwithstanding the foregoing, Buyer shall have the right to communicate with the applicable governmental authority in connection with the issuance of any liquor licenses required for the sale of liquor at the Hotels, and any and all other permits or licenses required to be transferred or applied for in connection with the sale of the Hotels, all without the prior consent of the Sellers; provided, however, that
(i) Buyer shall provide Sellers with regular updates regarding the progress of any and all such communications; and (ii) no inspections of the Hotels by the applicable governmental authorities shall occur unless a representative of the Sellers is present during such inspections.

         (d) Liquor Licenses. To the extent transferable, Sellers shall transfer to Buyer or its designee, or cause to be transferred to Buyer or its designee, all liquor licenses and alcoholic beverage licenses which are necessary to operate the restaurant, bars and lounges presently located within the Hotel located in Crystal City, Virginia (the "Crystal City Hotel") and held in the name of Sellers (and not the Manager). To that end, Sellers and Buyer shall reasonably cooperate each with the other, and each shall execute such transfer forms, license applications and other documents as may be necessary to effect such transfer. The parties shall use good faith efforts to effect such transfer prior to Closing. If permitted under the laws of the Commonwealth of Virginia, the parties shall execute and file all necessary transfer forms, applications and papers with the appropriate liquor and alcoholic beverage authorities prior to Closing, to the end that the transfer shall take effect, if possible, on the Closing Date, simultaneously with Closing. If not so permitted, then the parties agree each with the other that they will promptly execute all transfer forms, applications and other documents required by the appropriate liquor and alcoholic beverage authorities in order to effect such transfer at the earliest date in time possible consistent with the laws of the Commonwealth of Virginia, in order that all liquor licenses may be transferred from Sellers to Buyer or its designee at the earliest possible time. If under the laws of the Commonwealth of Virginia, such licenses cannot be transferred or otherwise will not be transferred until after Closing, then Sellers covenant and agree that Sellers shall reasonably cooperate with Buyer in keeping open the bars and lounges and liquor facilities of the Crystal City Hotel between the Closing Date and the time when such liquor license transfers actually become effective, by causing the current Manager of such facilities to continue exercising supervision and management under Sellers' licenses pursuant to a written agreement in the substantially the form attached hereto as EXHIBIT "O" until such time as Buyer obtains licenses for such facilities, but in any event not later than sixty (60) days after the Closing Date (at which time such written agreement shall terminate); provided, however, that Buyer, at Buyer's cost and expense, shall maintain in force and effect at all times insurance reasonably acceptable to Sellers (with Sellers as additional named insureds) and shall indemnify and hold Sellers harmless from any liability, damages or claims encountered in connection with such operations during said period of time, except for Sellers' gross negligence or willful misconduct and no employees of said facilities shall be employees of any Seller. All cost and expense of such operations during said period of time shall be the sole responsibility of and be promptly paid by Buyer. Buyer covenants and agrees that upon the filing of all necessary transfer forms, applications and other documents with the appropriate liquor and alcoholic beverage authorities, Buyer will diligently and in good faith prosecute the transfer of the liquor licenses to completion.

         (e) Communication with Employees. Without limiting the generality of the provisions in subsection (a) above, Buyer shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other person (including, without limitation, Buyer's third party consultants), directly or indirectly, communicate with any Employees or any person representing any Employees involving any matter with respect to the Property, the Employees or this Agreement, without the prior written consent of Sellers and Managers, which consent may be withheld in the sole discretion of Sellers and Managers, unless such communication is arranged by the Sellers and/or Managers. Notwithstanding the foregoing, the Sellers shall reasonably cooperate with Buyer in order to arrange communications, pursuant to a schedule to be reasonably agreed upon by the parties in order to allow Buyer to interview the Employees for possible continued employment, and Buyer shall apprise the Sellers from time to time as to its plans for communicating with such Employees, and to complete such communications in advance of the Closing.

         Section 14.13 Time of Essence. Time is of the essence of this Agreement and each term and provision hereof; provided, however (unless specifically provided to the contrary elsewhere in this Agreement), when the date by which any action, event or condition is to occur or any notice or other communication is to be given falls on a Saturday, Sunday or legal holiday, the date by which such action, event or condition is to occur or such notice or other communication is to be given shall be automatically extended to the business day immediately succeeding such Saturday, Sunday or legal holiday.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.



                         [SIGNATURES ON FOLLOWING PAGE]

                                     BUYER:

                                     ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

                                     By:  Ashford OP General Partner LLC, its
                                          general partner


                                     By: /s/ DAVID BROOKS
                                         --------------------------------------
                                     Name: David Brooks
                                     Its: Vice President

                                     Date Executed: April 26, 2005

                                     CNL HOSPITALITY PARTNERS, LP,
                                     a Delaware limited partnership

                                     By:  CNL HOSPITALITY GP CORP.,
                                          a Delaware corporation,
                                          its sole general partner

                                          By: /s/ MARCEL VERBASS
                                              ------------------
                                          Name: Marcel Verbass
                                                ----------------
                                          Title:
                                                ----------------

                                     CNL CRYSTAL CITY II HOTEL, LP,
                                     a Delaware limited partnership

                                     By:  CNL CRYSTAL CITY II HOTEL GP, LLC,
                                          a Delaware limited liability
                                          company, its sole general partner

                                          By: /s/ MARCEL VERBASS
                                              ------------------
                                          Name: Marcel Verbass
                                                ----------------
                                          Title:
                                                ----------------

                                     RFS PARTNERSHIP, L.P.,
                                     a Tennessee limited partnership

                                     By:  CNL ROSE GP CORP.,
                                          a Delaware corporation
                                          its sole general partner

                                          By: /s/ MARCEL VERBASS
                                              ------------------
                                          Name: Marcel Verbass
                                                ----------------
                                          Title:
                                                ----------------

                                     ROSE SPE 1, LP,
                                     a Delaware limited partnership

                                     By:   ROSE SPE 1 GP, LLC,
                                           a Delaware limited liability company,
                                           its sole general partner

                                          By: /s/ MARCEL VERBASS
                                              ------------------
                                          Name: Marcel Verbass
                                                ----------------
                                          Title:
                                                ----------------

                                     CNL HOTEL CY-WESTON, LTD.,
                                     a Florida limited partnership

                                     By:  CNL CY-WESTON, LLC,
                                          a Florida limited liability company,
                                          its sole general partner

                                          By: /s/ MARCEL VERBASS
                                              ------------------
                                          Name: Marcel Verbass
                                                ----------------
                                          Title:
                                                ----------------

                                     CNL FOOTHILL HOTEL PARTNERSHIP, LP,
                                     a Delaware limited partnership

                                     By:  CNL FOOTHILL GP CORP.,
                                          a Delaware corporation,
                                          its sole general partner

                                          By: /s/ MARCEL VERBASS
                                              ------------------
                                          Name: Marcel Verbass
                                                ----------------
                                          Title:
                                                ----------------

                                    ESCROW AGENT:

                                    THE TALON GROUP, a division of First
                                    American Title Insurance Company


                                    By:     /s/ MICHAEL J. MOORE
                                            -----------------------------------
                                    Name:   Michael J. Moore
                                            -----------------------------------
                                    Title:  Manager
                                            -----------------------------------

                                    Date Executed: April 27, 2005

                                    FOR PURPOSES OF ACKNOWLEDGING AND AGREEING
                                    ONLY TO THE PROVISIONS OF SECTION 2.04 OF
                                    THIS AGREEMENT